SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                              Pathmark Stores, Inc.
               (Exact name of issuer as specified in its charter)

            Delaware                                          22-2879612
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                200 Milik Street
                           Carteret, New Jersey 07008
          (Address of principal executive offices, including zip code)

               PATHMARK STORES, INC. STOCK OPTION AWARD AGREEMENT
                WITH JOHN T. STANDLEY DATED AS OF AUGUST 23, 2005
             PATHMARK STORES, INC. RESTRICTED STOCK AWARD AGREEMENT
                WITH JOHN T. STANDLEY DATED AS OF AUGUST 23, 2005
                            (Full title of the plans)

                              _____________________

                             Marc A. Strassler, Esq.
              Senior Vice President, Secretary and General Counsel
                              Pathmark Stores, Inc.
                                200 Milik Street
                           Carteret, New Jersey 07008
                                 (732) 499-3000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum      Proposed maximum
    Title of securities          Amount to be        offering price           aggregate              Amount of
      to be registered          Registered (1)        per share (2)      offering price (2)      registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                    2,000,000             $10.00              $20,000,000            $2,354.00
---------------------------------------------------------------------------------------------------------------------


(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Pathmark Stores, Inc. (the "Registrant") common stock, par value $0.01 per share (the "Common Stock"), that become issuable under the Pathmark Stores, Inc. Stock Option Award Agreement with John T. Standley (the "Stock Option Agreement") or Restricted Stock Award Agreement with John T. Standley (the "Restricted Stock Agreement") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Based on the exercise price under the Stock Option Agreement with respect to 1,500,000 shares of Common Stock subject thereto and estimated with respect to 500,000 shares of Common Stock subject to the Restricted Stock Agreement in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on October 14, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*














_____________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement by reference:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 2005, filed with the Commission on April 19, 2005, pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") which includes audited financial statements for the Registrant's latest fiscal year for which such statements have been filed and a description of the Registrant's Common Stock;

          (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 30 and July 30, 2005, filed with the Commission on June 8, 2005, and September 8, 2005, respectively, pursuant to Section 13 or 15(d) of the Exchange Act; and

          (c) the Registrant's Current Reports on Form 8-K filed with the Commission on June 15, August 8 and August 25, 2005, pursuant to Section 13 or 15(d) of the Exchange Act.

     All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides in relevant part that a Delaware corporation (like the Registrant) may indemnify any person, including officers and directors, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Article IX of the Amended and Restated Certificate of Incorporation of the Registrant and Article VIII of the Amended and Restated By-Laws of the Registrant provide for indemnification of the Registrant's officers and directors to the fullest extent permitted by Section 145 of the DGCL.

     The Registrant maintains insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not the Registrant would have the power or the obligation to indemnify him or her against that liability under the provisions of the Amended and Restated Certificate of Incorporation of the Registrant or of the Amended and Restated By-Laws of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit list beginning on page 8.

Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
                         arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to
                         the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

               Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carteret, State of New Jersey on September 14, 2005.



                                          PATHMARK STORES, INC.
                                          (Registrant)


                                          By:   /s/ Marc A. Strassler
                                              ----------------------------
                                          Name:   Marc A. Strassler, Esq.
                                          Title:  Senior Vice President,
                                                  Secretary and General Counsel



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of John T. Standley, Frank G. Vitrano and Marc A. Strassler as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of September 14, 2005.

         Signature                                 Capacity
         ---------                                 --------


/s/ John T. Standley
------------------------                Chief Executive Officer and Director
John T. Standley                        (Principal Executive Officer)


/s/ Frank G. Vitrano                    President, Chief Financial Officer and
------------------------                  Treasurer
Frank G. Vitrano                        (Principal Financial Officer)


/s/ James L. Moody, Jr.
------------------------                Director, Chairman
James L. Moody, Jr.


/s/ William J. Begley
------------------------                Director
William J. Begley


/s/ Daniel H. Fitzgerald
-------------------------               Director
Daniel H. Fitzgerald

/s/ Eugene M. Freedman
------------------------                Director
Eugene M. Freedman


/s/ Warren F. Bryant
------------------------                Director
Warren F. Bryant


/s/ Bruce Hartman
------------------------                Director
Bruce Hartman


/s/ Michael R. Duckworth
-------------------------               Director
Michael R. Duckworth


/s/ David R. Jessick
------------------------                Director
David R. Jessick


/s/ Gregory Mays
------------------------                Director
Gregory Mays


------------------------                Director
Tony Schnug


------------------------                Director
Ira Tochner


/s/ Joseph Adelhardt
------------------------                Senior Vice President and Controller
Joseph Adelhardt                        (Principal Accounting Officer)

                                  EXHIBIT INDEX


   Number     Title of Exhibit
   ------     ----------------

    4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1/A (No. 333-46882), filed with the Commission on October 19, 2000).

    4.2 Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (Commission File No. 001-05287), filed with the Commission on August 25, 2005).

    4.3 Pathmark Stores, Inc. Restricted Stock Award Agreement with John T.Standley dated as of August 23, 2005 (incorporated herein by reference to the Registrant's Current Report on Form 8-K (Commission File No. 001-05287), filed with the Commission on August 25, 2005.

    4.4 Pathmark Stores, Inc. Stock Option Award Agreement with John T. Standley dated as of August 23, 2005 (incorporated herein by reference to the Registrant's Current Report on Form 8-K (Commission File No. 001-05287), filed with the Commission on August 25, 2005.

  *5          Opinion of Shearman & Sterling LLP.

 *23.1        Consent of Deloitte & Touche LLP.

 *23.2        Consent of Shearman & Sterling LLP (contained in Exhibit 5).

 *24 Power of Attorney (included as part of the signature pages to this Registration Statement).






______________________
*  Filed herewith